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                                                                    Exhibit 10.3

           AMENDING AGREEMENT made as of the 5th day of August, 1996.

B E T W E E N:

                              ROYAL OAK MINES INC.

                              (hereinafter collectively called the "Borrower")

                                                     OF THE FIRST PART


                              - and -


                              THE BANK OF NOVA SCOTIA

                              (hereinafter called the "Lender")

                                                     OF THE SECOND PART


         WHEREAS the Lender established a credit facility in favour of the Borrower pursuant to a credit agreement dated as of the 15th day of February, 1996 between the Borrower and the Lender (the "Credit Agreement");

         AND WHEREAS the parties have agreed to amend certain provisions of the Credit Agreement;

         NOW THEREFORE it is agreed by the parties hereto as follows:

SECTION 1.01 GENERAL: In this Amending Agreement, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement.

SECTION 1.02 TO BE READ WITH CREDIT AGREEMENT: This Amending Agreement is an amendment to the Credit Agreement. Unless the context of this Amending Agreement otherwise requires, the Credit Agreement and this Amending Agreement shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amending Agreement were contained in one agreement. The term "Agreement" when used in the Credit Agreement and this Amending Agreement means the Credit Agreement as amended, supplemented or modified from time to time.
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                                       2.


SECTION 1.03      AMENDMENTS:

         (a)      AFFIRMATIVE COVENANTS:

                  (i) Section 11.01(o) of the Credit Agreement is amended to read as follows:

                           "(o) INTEREST COVERAGE. At all times and from time to time the Interest Coverage Ratio, for the most recently completed twelve-month period, shall be greater than or equal to 1.5:1."

         (b)      MISCELLANEOUS:

                  (i) Article 14 of the Credit Agreement is amended by the addition of the following thereto:

                           "14.10 SENIOR INDEBTEDNESS. The parties hereto agree that this agreement qualifies as "Senior Indebtedness" as defined in an offering memorandum dated August 5, 1996 (the "Offering Memorandum") for a note offering of general unsecured obligations of the Borrower limited in the aggregate principal amount to US$175,000,000 and maturing in 2006 (the "Notes") in the United States."

         (c)      SCHEDULES:

                  (i) Paragraph 6 of Schedule C to the Credit Agreement is amended to read as follows:

                           "6. As at - (the most recently completed month end), the Interest Coverage Ratio for the most recently completed twelve-month period was calculated as follows:"

SECTION 1.03 ACKNOWLEDGEMENT: The Lender hereby acknowledges and agrees that the indebtedness of the Borrower evidenced by the Notes to be issued pursuant to the Offering Memorandum of the Borrower on or about August 12, 1996 will be "Subordinated Debt" for all purposes under the Credit Agreement.

SECTION 1.04 REPRESENTATION AND WARRANTIES: In order to induce the Lender to enter into this Amending Agreement, the Borrower makes the following representations and warranties to the Lender which shall survive the execution and delivery hereof:

         (a) STATUS AND POWER. The Borrower and each of its Restricted Subsidiaries is a corporation duly incorporated, amalgamated or continued, as the case may be, organized and validly subsisting in good standing under the laws of its jurisdiction of incorporation. The Borrower and each of its Restricted Subsidiaries is duly qualified, registered or licensed in all jurisdictions where such qualification, registration or licensing is required except where the failure to be so qualified,
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                                       3.


                  registered or licensed would not have a Material Adverse Effect. The Borrower and each of its Restricted Subsidiaries has all requisite corporate capacity, power and authority to own, hold under licence or lease its properties, to carry on its business as now conducted and to otherwise enter into, and carry out the transactions contemplated by this Amending Agreement.

         (b) AUTHORIZATION AND ENFORCEMENT OF DOCUMENTS. All necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Amending Agreement by the Borrower. The Borrower has duly executed and delivered this agreement. This Amending Agreement is, or will be upon its execution, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower by the Lender in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization and other laws of general application limiting the enforcement of creditors' rights and the fact that the courts may deny the granting or enforcement of equitable remedies.

         (c) COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance by the Borrower of this Amending Agreement and the consummation of the transactions contemplated herein do not and will not conflict with, result in any material breach or violation of, or constitute a material default under, the terms, conditions or provisions of the charter or constating documents or by-laws of, or any shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower is a party or is otherwise bound or by which the Borrower benefits or to which its property is subject and do not require the consent or approval of any Official Body or any other party.

         (d) The representations and warranties set forth in Article Ten of the Credit Agreement are true and correct as of the date hereof.

SECTION 1.05 CONDITIONS PRECEDENT: This Amending Agreement shall be effective as of the date first above written.

SECTION 1.06 EXPENSES: The Borrower shall pay all reasonable expenses, including, without limitation, the reasonable legal fees incurred by the Lender in connection with the preparation, negotiation, execution, delivery and review of this Amending Agreement and all other documents and instruments executed in connection with this transaction.

SECTION 1.07 CONTINUANCE OF CREDIT AGREEMENT: The Credit Agreement, as changed, altered, amended or modified by this Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.
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                                       4.


SECTION 1.08 COUNTERPARTS: This Amending Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 1.09 GOVERNING LAW: This Amending Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

         IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day and year first above written.


                                          ROYAL OAK MINES INC.


                                          By: /s/ M. K. Witte
                                              ---------------
                                                Name: M. K. Witte
                                                Title: C.E.O.
                                                                            c/s

                                          By: /s/ James H. Wood
                                              -----------------
                                                Name: James H. Wood
                                                Title: C.E.O.


                                          THE BANK OF NOVA SCOTIA


                                          By: /s/ J. W. Richmund
                                              ------------------
                                                Name: J. W. Richmund
                                                Title: Senior Relationship
                                                       Manager


                                          By: /s/ C. D. Thomas
                                              ----------------
                                                Name: C. D. Thomas
                                                Title: